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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 15, 2002 relating to the financial statements, which appear in NexMed, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the references to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
New York, New York
September 10, 2002